UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2012

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 24, 2012, Alcan Products Corporation, a Texas corporation (the “Additional Guarantor”), and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into a U.S. Guarantor Joinder Agreement (the “Joinder Agreement”) to the Credit Agreement, dated as of July 21, 2011 (as amended on August 1, 2012), by and among General Cable Industries, Inc., a Delaware corporation (“U.S. Borrower”) and wholly owned subsidiary of General Cable Corporation, a Delaware corporation (the “Company”), General Cable Company, an unlimited liability company organized under the laws of Nova Scotia and wholly owned subsidiary of the Company, as Canadian Borrower, the Company, certain other subsidiaries of the Company party thereto, as guarantors, the Lenders (as defined therein) party thereto from time to time and JPMorgan, as administrative agent for the Lenders (the “Credit Agreement”). Pursuant to the Joinder Agreement, among other things, the Additional Guarantor has been added as a guarantor of the U.S. Borrower’s obligations incurred pursuant to the Credit Agreement and the other documents entered into in connection therewith.

Also on September 25, 2012, the Company, the Additional Guarantor, the other Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Trustee”), entered into the following supplemental indentures (the “Supplemental Indentures”):

(i)	the Fourth Supplemental Indenture to the Indenture, dated as of November 15, 2006, governing the Company’s 0.875% Senior Convertible Notes due 2013, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007, by the Second Supplemental Indenture, dated as of April 18, 2008, and by the Third Supplemental Indenture, dated as of September 2, 2009 (the “0.875% Notes Indenture”);

(ii)	the Fourth Supplemental Indenture to the Indenture, dated as of March 21, 2007, governing the Company’s 7.125% Senior Fixed Rate Notes due 2017 and Senior Floating Rate Notes due 2015, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007, by the Second Supplemental Indenture, dated as of April 18, 2008, and by the Third Supplemental Indenture, dated as of September 2, 2009 (the “Fixed and Floating Rate Notes Indenture”); and

(iii)	the Fourth Supplemental Indenture to the Indenture, dated as of October 2, 2007, governing the Company’s 1.00% Senior Convertible Notes due 2012, among the Company, the Guarantors referred to therein and the Trustee, supplemented by the First Supplemental Indenture, dated as of October 31, 2007, by the Second Supplemental Indenture, dated as of April 18, 2008, and by the Third Supplemental Indenture, dated as of September 2, 2009 (the “1.00% Notes Indenture” and, together with the 0.875% Notes Indenture and the Fixed and Floating Rate Notes Indenture, the “Indentures”).

The Supplemental Indentures supplement the Indentures to add the Additional Guarantor as a guarantor of the Company’s obligations under the Indentures and the notes issued pursuant thereto.

The foregoing summary of the terms of the Supplemental Indentures is qualified in its entirety by reference to the text of the Supplemental Indentures, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this report and incorporated herein by reference. The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement, which the Company intends to file with the Securities and Exchange Commission at a future date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 1% Senior Convertible Notes due 2012.

4.2	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 7.125% Senior Fixed Rate Notes due 2017 and the Senior Floating Rate Notes due 2015.

4.3	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 0.875% Senior Convertible Notes due 2013 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: September 25, 2012	By:	/s/ Robert J. Siverd
		Name:	Robert J. Siverd

		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee Governing the governing the 1% Senior Convertible Notes due 2012.

4.2	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 7.125% Senior Fixed Rate Notes due 2017 and the Senior Floating Rate Notes due 2015.

4.3	Fourth Supplemental Indenture, dated as of September 25, 2012, among the Company, the Additional Guarantor, the other Guarantors (as defined therein) and the Trustee governing the 0.875% Senior Convertible Notes due 2013.

EXHIBITS